Vet Online Supply Inc. ("VTNL")
PROSPECTIVE DIRECTOR'S AGREEMENT
(for use with those being nominated for election or appointment to the Board of Directors)

The undersigned Proposed Director ("the undersigned") agrees, if elected by shareholders (or appointed by the Board to fill a vacancy), to serve on the above company's Board of Directors from August 28, 2017 to the date of the Shareholders' Annual Meeting in the next calendar year .

In exchange for serving in this capacity, the undersigned is hereby granted restricted common shares of VTNL pursuant an Employment Agreement at a price of PAR Value per share. These shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

The undersigned agrees to remain a Director of the company for the time period above.   If he or she does not serve as a Director for the first six (6) months from the time period above (unless due to an Act of God or his/her long-term incapacitation), then the undersigned agrees to return all of the shares listed above to the Company immediately upon his/her resignation or dismissal from the Board.  The Company will not dismiss the undersigned without cause, and with notice and an opportunity for the undersigned to be heard by the Board first.

The undersigned is entitled to $500.00 for each Directors meeting that he/she physically attends and as arranged for any tele-conference meeting, meeting-without-notice proceeding, or other official meeting or action  of the Board (such as the consideration and passage of a Board Resolution) for which he/she signs a Waiver of Notice and Consent.

The undersigned pledges his best efforts and promises to conduct himself in a professional manner in carrying out the duties as a Director of the company.  The undersigned promises not to divulge to others and will not use confidential or proprietary information of VTNL for his/her or anyone else's gain (during or after the time in which the undersigned is a company Director).  Unless as otherwise approved in advance by the VTNL Board of Directors, the undersigned promises that he or she will not serve as a director, officer, employee, agent or consultant to any competing business enterprise of VTNL's during the time in which he or she is a Director of the company.

It is understood that the company does not have errors and omissions insurance for management as of the date of this Agreement, however, the company will obtain such insurance, upon reasonably adequate terms, as soon as it can afford it.

 The company will pay the reasonable expenses of the undersigned in carrying out his duties as a Director; however, any expenses in excess of $25.00 must be approved in advance by the company.  Except to the extent not allowed by California law, the company hereby holds the undersigned harmless from liability to the company, its shareholders and any third parties for acts and omissions while a Director of the company and further agrees to indemnify and defend the undersigned in the event of any action taken by the company, its shareholders or third parties against the undersigned in his or her position as Director of the company.

Any disputes arising from this Agreement not resolved by the parties in a good faith, timely manner shall be arbitrated within San Diego County, California under the rules and procedures of the American Arbitration Association. Attorney fees and costs are to be awarded to the prevailing party.

Dated this 28th day of August, 2017.

/s/Edward Aruda                               /s/Daniel Rushford
__________________________________                   ______________________________________
Edward Aruda, Chairman Proposed Director – Daniel Rushford

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